EXHIBIT 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter “Agreement”) is made and entered into by and between Ida Kane (hereinafter “Kane”) and AppFolio, Inc. (hereinafter “AppFolio”), (hereinafter collectively the “Parties” and individually “Party”).
RECITALS
WHEREAS, Kane has been employed by AppFolio as its Chief Financial Officer since approximately February 1, 2015;
WHEREAS, Kane desires to leave her employment with AppFolio effective June 4, 2021 (hereinafter “Resignation Date”), and AppFolio has accepted her resignation effective that date; and
WHEREAS, Kane and AppFolio desire to end their employment relationship on amicable terms in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the execution of this Agreement and the mutual covenants contained in the following paragraphs, AppFolio and Kane agree as follows:
1.    Incorporation of Recitals. The Recitals and identification of the Parties to, and beneficiaries of, this Agreement are incorporated by reference as though fully set forth herein.
2.    No Admission of Liability. The Parties agree that this Agreement, and performance of the acts required by it, does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by either Party and/or by AppFolio current, former or future parents, subsidiaries, related entities, predecessors, successors, officers, directors, attorneys, insurers, indemnitees, shareholders, agents, employees and assigns.
3.    Final Paycheck and Expense Reimbursement. AppFolio will deliver to Kane her final paycheck on the Resignation Date, an amount representing all unpaid salary earned through the Resignation Date, as well as a Short-Term Incentive Award at the Semi-Annual Target for the period of January 1 through June 30, 2021, which for the avoidance of doubt, is $217,500.00 in the aggregate, all less normal payroll withholdings and deductions, and pay her any reimbursable expenses due and owing consistent with AppFolio’s policy and past practice and submitted to AppFolio by Kane on a timely basis. Kane will receive all the aforestated payments whether or not Kane signs this Agreement. Kane acknowledges that, other than as provided herein, she is not entitled to any other payments, but for entering this Agreement.
4.    Separation Payments. In consideration for the general release and the covenants and other promises made by Kane in this Agreement, AppFolio agrees to pay Kane the following:

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(a)    the amount of $1,000,000.00 less normal payroll withholdings and deductions. This amount will be paid to Kane’s bank account on file with AppFolio no later than fifteen days following her execution and return of the Agreement to AppFolio. This payment will be reported to the IRS and other taxing authorities on a Form W-2 or other appropriate form.
(b)    if Kane timely elects to obtain continued group health insurance, the COBRA premium for any and all medical, dental, and vision care benefits in effect as of the Resignation Date, until the earlier of (a) the 18-month period ending December 31, 2022, or (b) the date on which Kane first becomes eligible to obtain group health insurance through another employer. Thereafter, Kane may elect to obtain continued group health insurance at Kane’s own expense. During the period the AppFolio-paid COBRA premium is in effect, AppFolio will also pay the premium to keep Kane’s life and AD&D insurance coverage in effect; and
(c)    Kane’s broker fees for her exercise of her vested nonqualified stock options to a maximum of $10,000.00. The Parties acknowledge this amount will be treated as a reimbursable out-of-pocket expense.
5.    Stock Options. In further consideration for the general release and covenants and other promises made by Kane in this Agreement, AppFolio agrees to extend the exercise period provided in the AppFolio 2015 Stock Incentive Plan for all of Kane’s vested nonqualified options from ninety days following the June 4, 2021 Resignation Date to January 6, 2023, subject to the provisions of Paragraph 4.7 of AppFolio’s 2015 Stock Incentive Plan.
6.    Exclusivity of Benefits. Except as expressly provided in Paragraphs 3 and 4 of this Agreement, Kane acknowledges that she has received all payments, including without limitation any wages and benefits owed to her by AppFolio, and understands that AppFolio is relying upon that acknowledgment in entering into this Agreement. Kane shall not be entitled to any additional payments or benefits, including, without limitation, under the Long-Term and Short-Term Cash Incentive Plans and Long-Term Equity Incentive Plans, in connection with her employment or the cessation thereof or under or in connection with any contract, agreement or understanding, written, oral or implied, between Kane and AppFolio. Without limiting the foregoing, Kane also acknowledges that she shall not vest in or be eligible for any compensation other than as provided herein and her rights under any AppFolio retirement or welfare benefit plan shall be governed by the terms of those plans.

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7.    Mutual Release of Claims.
(a)    Kane’s General Release. Kane for herself and her heirs, executors, administrators, assigns and successors does hereby release and forever discharge the “AppFolio Releasees” hereunder, consisting of AppFolio and each of its respective past and present employees, managers, officers, directors, shareholders, members, partners, associates, parents, subsidiaries, affiliates, successors, heirs, assigns, agents, representatives, lawyers, insurers, indemnitees, and all persons acting by, through, under or in concert with them, or any of them, including specifically, but without limitation, Investment Group of Santa Barbara, of and from any and all Claims, as defined in Paragraph 7(b).
(b)    Claims Released. The “Claims” released herein include any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which the undersigned now has or may hereafter have against the AppFolio Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. Without limiting the generality of the foregoing, Claims shall include: any claims in any way arising out of, based upon, or related to Kane’s employment by or service to AppFolio, or the cessation of that employment; any claim for wages, salary, commissions, bonuses, fees, profit-sharing or incentive payments, including specifically, without limitation, under the Long Term and Short-Term Executive Cash Incentive Plans, the Long-Term Equity Incentive Plan, expense reimbursements, leave, vacation, severance pay or other benefits; any alleged breach of any express or implied contract of employment; any alleged torts, including without limitation, intentional interference with contractual relations or prospective advantage, intentional or negligent infliction of emotional distress and defamation, or other alleged legal restrictions on AppFolio Releasees’ actions; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Claims arising under: Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, California Labor Code § 12940 et seq.; the California Equal Pay Law, as amended, California. Labor Code §§ 1197.S(a), 1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, California Gov’t Code §§ 12945.2, 19702.3; California Labor Code §§ 1101, 1102, 69 Ops. Cal. Atty. Gen. 80 (1986); California Labor Code §§ 1102.5(a), (b); the California WARN Act, California Labor Code § 1400 et seq.; the California False Claims Act, California Gov’t Code § 12650 et seq.; the California Corporate Criminal Liability Act, California Penal Code § 387; the California Labor Code or any other federal, state or local law. Notwithstanding the foregoing, nothing contained in this release shall purport to release any right that may not be released by private agreement.

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(c)    AppFolio’s General Release. AppFolio does hereby release and forever discharge Kane and her heirs, executors, administrators, assigns and successors, (“Kane Releasees”) of all claims, actions, causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, attorneys’ fees or expenses of any nature, known or unknown, fixed or contingent, which AppFolio now has or may hereafter have against Kane Releasees, or any of them by reason of any matter, cause, or thing, whatsoever from the beginning of time to the date hereof, with the exception of claims relating to any unlawful act by Kane. Notwithstanding the foregoing, nothing contained in this release shall purport to release any right that may not be released by private agreement.
(d)    Unknown Claims. KANE AND APPFOLIO ACKNOWLEDGE THAT SHE AND IT ARE HEREBY ADVISED OF AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
KANE AND APPFOLIO BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS SHE AND IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(e)    No Assignments of Claims. Kane represents and warrants that there has been no assignment or other transfer of any interest in any Claim that she may have against the AppFolio Releasees, or any of them, and Kane agrees to indemnify and hold harmless the AppFolio Releasees, and each of them, with respect to any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the AppFolio Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.
(f)    No Actions. Kane and AppFolio represent and warrant that there is no pending suit, charge, action, complaint or other legal proceeding by either of them against any of the AppFolio or Kane Releasees. The Parties agree that if they hereafter commence any suit, charge, action, complaint or other legal proceeding arising out of, based upon, or relating to any of the claims released hereunder or in any manner assert against each Party’s Releasees, or any of them, any of the claims released hereunder, then such Party shall pay to the other Party’s Releasees, and each of them, in addition to any other damages caused to such Releasees thereby, all attorneys’ fees incurred by the such Releasees in defending or otherwise responding to said suit or claim. The foregoing shall not apply to Kane’s right to file a charge with the United States Equal Employment Opportunity Commission; however, Kane hereby waives any right to any damages or individual relief resulting from any charge.

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(g)    No Reliance. Each Party acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by her or it with respect to the matters released in this Agreement, and they agree that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
8.    Release of ADEA Claims. Kane acknowledges that she is knowingly and voluntarily waiving and releasing any rights she may have under the Age Discrimination in Employment Act (“ADEA’’), as amended. Kane also acknowledges that the consideration given for the waiver and release in Paragraph 4 and 5 hereof is in addition to anything of value to which she was or is already entitled. Kane further acknowledges that she has been advised by this writing, as required by the ADEA and the Older Workers’ Benefit Protection Act, that: (a) her waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) she should consult with an attorney prior to executing this Agreement; (c) she has twenty-one (21) days to consider this Agreement (although she may choose to voluntarily execute this Agreement earlier); (d) she has seven (7) days following the re-execution of this Agreement to revoke it; (e) any revocation of this Agreement must be made in writing and delivered to Jason Randall, President and CEO, at the following email address: jason.randall@appfolio.com, within the seven day period; and (f) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is re-executed by Kane.
9.    Confidentiality. Kane will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the terms and conditions hereof, including statements misrepresenting the terms or conditions hereof, provided that Kane may make disclosure of the foregoing: (i) to the extent that such disclosure is specifically required by law or legal process (including without limitation, reporting the Payment to any tax authority) or as authorized in writing by AppFolio; (ii) to her tax advisor(s) or accountant(s) as may be necessary for the preparation of tax returns or other reports required by law; and/or (iii) to her attorney(s), provided that prior to disclosing any such information (except disclosures required by law or legal process or as authorized in writing), Kane will inform the recipients of the limitations of this Paragraph 9.
This Agreement shall not prohibit Kane from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations. Kane does not need the prior authorization from AppFolio or any affiliate thereof to make any such reports or disclosures and is not required to notify AppFolio that Kane has made any such reports or disclosures.

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10.    Non-Disparagement.
(a)    Kane shall not, verbally or in writing, disparage (or encourage or solicit others to disparage) AppFolio Releasees or any past or present (as of the time the Agreement is made) officer, director or employee of AppFolio who was employed during Kane’s period of employment with AppFolio, or otherwise make statements whether or not such statements are thought to be (or are) true, and whether or not such statements are made publicly, privately, subject to confidentiality obligations or otherwise which could tend to harm or injure the personal or business reputation or business, of AppFolio Releasees or of any past or present officer, director or employee of AppFolio who was employed during Kane’s period of employment with AppFolio, and whether or not such statements are made to any present or former employee or director of AppFolio or to someone outside of AppFolio; provided, however, that such covenant shall not restrict Kane from providing information that she reasonably believes to be truthful to any government authority investigating Kane, AppFolio or AppFolio’s officers, directors or employees, or from providing testimony or other evidence pursuant to a subpoena or other order issued by a Court or agency of competent jurisdiction.
(b)    AppFolio’s directors and officers shall not verbally or in writing, disparage (or encourage or solicit others to disparage) Kane, or otherwise make statements whether or not such statements are thought to be (or are) true, and whether or not such statements are made publicly, privately, subject to confidentiality obligations or otherwise which could tend to harm or injure Kane’s personal or business reputation, and whether or not such statements are made to any present or former employee or director of AppFolio or to someone outside of AppFolio; provided, however, that such covenant shall not restrict any of the individual directors or officers from providing information that they reasonably believe to be truthful to any government authority investigating Kane, AppFolio or AppFolio’s officers, directors or employees, or from providing testimony or other evidence pursuant to a subpoena or other order issued by a Court or agency of competent jurisdiction, or which is reasonably necessary to implement this Agreement.
11.    Non-Cooperation. Kane shall not solicit or encourage any other person or entity to file or assert any Claims, or assist or cooperate with any person or entity filing or asserting any Claims, except to the extent specifically required by law or legal process. Notwithstanding the foregoing, nothing contained in this Paragraph or this Agreement shall prohibit Kane from communicating directly with any law enforcement or regulatory or self-regulatory body.
12.    Return of AppFolio Property. On or shortly after the Resignation Date, Kane will return all AppFolio property in her possession to AppFolio and will delete all AppFolio confidential information from any of her personal electronic devices and return to AppFolio all AppFolio confidential information she may have in hard copy.
13.    Insurance. AppFolio represents and warrants that it has paid all premiums for all insurance policies in place affording coverage to Kane as of the Effective Date. AppFolio further represents and warrants that it will either (a) continue to maintain all such policies with similar limits for a period of five years after the Effective Date or (b) ensure Kane is protected to

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a similar extent and degree in the event that AppFolio elects not to maintain all or certain policies within five years of the Effective Date.
14.    Dispute Resolution.
(a)    The Parties agree that all disputes in any way relating to or arising out of this Agreement, including, but not limited to, the interpretation, enforcement or implementation of this Agreement, including, but not limited, to the Agreement’s confidentiality provision (Paragraph 9) and non-disparagement provision (Paragraph 10), shall be finally determined by confidential arbitration administered by JAMS pursuant to the then applicable employment arbitration rules of JAMS (subject to the specific provisions of this Agreement) before a retired state or federal court judge provided by JAMS as the sole and exclusive remedy for resolving such disputes.
(b)    The Parties agree that in all proceedings under this Paragraph 14, (a) they shall be entitled to conduct such reasonable discovery as the arbitrator may allow; (b) the arbitrator shall be entitled to award the full range of relief as would be available to the prevailing party in a court of law; (c) the arbitrator shall determine the scope of his or her jurisdiction and all issues concerning the arbitrability of disputes; (d) the arbitrator shall issue a reasoned decision; and (e) the decision of the arbitrator shall be final and binding on each of the parties. The parties agree that any such arbitration shall take place in Santa Barbara County in the State of California.
(c)    The party initiating the arbitration shall pay the filing fee and the parties participating in the arbitration shall each pay a pro-rata portion of the arbitrator’s fee and administration fee, provided, however, that the arbitrator shall award to the prevailing party that party’s pro-rata share of the fees.
(d)    If any party to this Agreement brings a judicial action to enforce rights hereunder, such action shall be barred as a result of the exclusive remedy provided in this Paragraph 14, and the prevailing party in any such action, including with respect to seeking dismissal thereof, shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such lawsuit.
(e)    THE PARTIES EACH ACKNOWLEDGE AND AGREE THAT BY SELECTING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR RESOLVING ALL DISPUTES AMONG THEM AS CONTEMPLATED BY THIS PARAGRAPH 14, THEY WILL NOT HAVE THEIR DISPUTES DETERMINED BY A JURY TRIAL TO WHICH THEY MAY OTHERWISE BE ENTITLED.
15.    Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered by certified mail to the addresses listed below:
If to AppFolio:    Jason Randall
        President and CEO
        AppFolio, Inc.

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        50 Castilian Drive
        Santa Barbara, CA 93117
        Email: jason.randall@appfolio.com

If to Kane:        Ida Kane
        [street address]
        [city, state, zip code]
        Email: [email address]

Or, to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. Either Party may change the address for notice by sending written notice of a change of address to the other Party in accordance with this Paragraph 15.
16.    Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law, and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.
17.    Governing Law. This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules.
18.    Headings. The headings contained in this Agreement are provided for convenience only and are not part of the terms of this Agreement, and do not in any way limit, modify or alter the meaning of the terms of this Agreement.
19.    Acknowledgement. Kane acknowledges that the payments and other benefits provided in Paragraphs 4 and 5 are consideration for Kane’s promises and covenants contained and affirmed in this Agreement, including, without limitation, her execution of the Release, and that such consideration is above and beyond any compensation to which she is entitled in connection with her employment or the cessation thereof, or under any contract or law.
20.    Agreement Jointly Drafted. Should any provisions or terms of this Agreement or any Schedules hereto require interpretation by the court, it is agreed that the court shall not apply a presumption that the terms of this Agreement will be more strictly construed against one party because of that party’s role in drafting the documents. It is agreed that all Parties have participated in, and have been represented by counsel of their own choosing, in connection with the preparation and review of the Agreement.

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21.    Attorneys’ Fees. The Parties shall bear their own attorneys’ fees and expenses incurred in connection with the negotiation of and entry into this Agreement, and any Claims released.
22.    No Admissions. By entering into this Agreement, no Party hereto is admitting any liability or wrongdoing whatsoever, nor does this Agreement constitute an admission of any fact, claim or allegation. This Agreement in no way implies the truth of any claim or allegation. Furthermore, this Agreement shall not be construed as an admission that any Party violated any order, law, statute, duty, contract or obligation.
23.    Entire Agreement; Amendment. This Agreement represents the entire agreement and understanding among the Parties concerning Kane’s employment and separation from AppFolio and, except as expressly set forth herein, supersedes and replaces any and all prior agreements and understandings concerning Kane’s relationship with AppFolio and her compensation from AppFolio. Notwithstanding the foregoing, this Agreement does not modify or supersede any Confidentiality Agreement executed by Kane in connection with her employment with AppFolio and that exists apart from this Agreement. This Agreement may be amended only by a writing signed by both Kane and a duly authorized representative of AppFolio.
24.    Voluntary Execution of Agreement. Kane acknowledges and agrees that she is executing this Agreement voluntarily and without any duress or undue influence on the part or behalf of AppFolio, with the full intent of releasing all Claims. Kane further acknowledges and agrees that she has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of her own choice.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.
    IDA KANE

Dated: June 4, 2021                    /s/ Ida Kane
Ida Kane

    APPFOLIO, INC.
Dated: June 4, 2021                    /s/ Jason Randall
By: Jason Randall, President and CEO

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